EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-253385) of HSBC USA Inc. of our report dated February 21, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
New York, New York
February 21, 2024